UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549
_____________________________
_____________________________
FORM 8-K
_____________________________
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): April 29, 2022
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INNOVIVA, INC.
(Exact Name of Registrant as Specified in its Charter)
_____________________________
Delaware
(State or Other Jurisdiction of Incorporation)
000-30319
(Commission File Number)
1350 Bayshore Highway
Suite 400
Burlingame, California 94010
(650) 238-9600
94-3265960
(I.R.S. Employer Identification Number)
(Addresses, including zip code, and telephone numbers, including area code, of principal executive offices) (Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933(§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
 If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On April 29, 2022, Innoviva, Inc. (the “Company”) entered into an offer letter agreement (the “Offer Letter”) with Pavel Raifeld, the Chief Executive Officer of the Company, pursuant to which, among other things, Mr. Raifeld will continue his employment with the Company in the role of Chief Executive Officer, effective as of May 1, 2022 for a term ending April 30, 2024 (the “Initial Term”).
The Offer Letter provides for an initial base salary of $455,000 during the portion of the initial term beginning May 1, 2022 and ending April 30, 2023, and $500,000 during the portion of the Initial Term beginning May 1, 2023 and ending April 30, 2024. The Offer Letter provides for Mr. Raifeld’s eligibility to receive an annual discretionary bonus with an annual target payout of 70% of his base salary starting in May 2022 and 80% of his base salary starting in May 2023.
In addition, on May 2, 2022, Mr. Raifeld was granted options (the “Options”) to purchase 150,000 shares of the Company’s common stock, subject to the terms and conditions of the Company’s 2012 Equity Incentive Plan (the “Plan”) and a stock option agreement. 25% of the Options vested on May 1, 2022 and the balance will vest in twelve (12) substantially equal installments thereafter on each three (3) month anniversary of the initial vesting date, in each case, subject to Mr. Raifeld’s continuous service through the applicable vesting date, with accelerated vesting in the event that Mr. Raifeld experiences an “involuntary termination” (as defined in Mr. Raifeld’s stock option agreement) within twenty-four (24) months following a “change in control” (as defined in the Plan).
Pursuant to the Offer Letter, if the Company terminates Mr. Raifeld’s employment without “cause” (other than due to his death or disability), the Company will, subject to his execution of a general release of claims in favor of the Company, provide Mr. Raifeld (i) continued payment of his base salary in accordance with the Company’s regular payroll practices during the longer of (x) the six (6) month period immediately following the date of such termination or (y) the period beginning on the termination date and ending April 30, 2024, and (ii) continued eligibility to receive a pro-rata bonus (based on the number of full months of employment completed in the year of termination) for the year of termination (less all applicable withholding taxes), subject to the terms and conditions of the Company’s bonus program in effect at the time of termination (other than continued employment) including the achievement of any performance conditions, payable at the same time as bonuses are paid to active employees.
The foregoing description of the terms and conditions of the Offer Letter does not purport to be complete and is qualified in its entirety by reference to the full text of the Offer Letter (including the restrictive covenant agreement), a copy of which is attached as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference in its entirety.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits
10.1 Offer Letter between Innoviva, Inc. and Pavel Raifeld, dated April 29, 2022.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 2, 2022	INNOVIVA, INC.

	By:	/s/ Pavel Raifeld
Pavel Raifeld
Chief Executive Officer